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                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Computer Sciences Corporation of our report dated April 21, 1995, relating to the financial statements of Hogan Systems, Inc. at March 31, 1995 and 1994 and for each of the three years in the period ended March 31, 1995, appearing in the Continuum Company, Inc. Annual Report on Form 10-K/A, dated June 5, 1996, for the year ended March 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICE WATERHOUSE LLP

Dallas, Texas
June 5, 1996